                                    EXHIBIT 10.25


                                  AMENDMENT NO. 1

          This Amendment No. 1 (this "Amendment") dated as of December 12, 1997 is entered into with reference to the AMENDED AND RESTATED LOAN AGREEMENT (the "Loan Agreement") among International Logistics Limited, a Delaware corporation (the "Company"), Matrix International Logistics, Inc., a Delaware corporation, LEP Profit International, Inc. a Delaware corporation, The Bekins Company, a Delaware corporation, ILLCAN, Inc., a Delaware corporation, and ILLSCOT, Inc., a Delaware corporation (collectively, the Domestic Borrowers"), LEP International Limited, a company organized under the Laws of England ("LEP UK" and collectively with the Domestic Borrowers, "Borrowers"), and ING (U.S.) Capital Corporation ("ING Capital") as sole Lender and as Administrative Agent, and ING Bank, N.V. (London, England Branch), as facilitator of the UK Commitment (and not as a "Lender").

                                      RECITALS

     A. The Borrowers jointly desire to designate Bekins Van Lines Company, a Nebraska corporation ("BVL"), as an additional Domestic Borrower under the Loan Agreement.

     B. The parties desire to make certain technical amendments to the Loan Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. DEFINITIONS. Capitalized terms used in this Amendment are used with the meanings set forth for those terms in the Loan Agreement.

          2. REVISED DEFINITIONS. Section 1.1 of the Loan Agreement is amended so that the following definitions read in full as follows (or, in the case of the definition of "Permitted Encumbrances," the effected portion thereof):

               "ISSUING LENDER" means (a) in the case of Domestic Letters of Credit, ING Capital or a WILLING Lender or other financial institution designated by ING Capital, and (b) in the case of UK Letters of Credit, ING UK.

               "PERMITTED ENCUMBRANCES" means: (a) statutory Liens incident to construction or maintenance of real property, or Liens incident to CONSTRUCTION or maintenance of real property, now or hereafter filed of record for which adequate accounting reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material PORTION OF such real property is subject to an imminent risk of loss or forfeiture prior to judgment ... [with the balance of such definition unamended]

               "SOLVENT" means as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a RIGHT to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          3. MINIMUM AVAILABILITY AND COLLECTIONS. Section 4.2(b) of the Loan Agreement is hereby amended to read in full as follows:

          "(b) UNLESS LENDERS HOLDING PRO RATA SHARES EQUAL TO 66 2/3% OF THE COMMITMENTS OTHERWISE CONSENT, all collected funds contained in the Domestic Concentration Account shall be applied, on a daily basis, to the Obligations under the Domestic Commitment, PROVIDED THAT if, as of any date of determination, (i) no Default or Event of Default has then occurred and remains continuing, and (ii) Minimum Availability is not less than $20,000,000 then the collected funds shall not be so applied, and the Administrative Agent shall remit any or all such funds to an account designated by the Company and the Domestic Borrowers."

          4. PAYMENT OF SUBORDINATED OBLIGATIONS. Section 7.3 of the Loan Agreement is hereby amended to read in full as follows:

     "7.3 PAYMENT OF SUBORDINATED OBLIGATIONS. UNLESS ALL OF THE LENDERS OTHERWISE CONSENT, pay any principal (including sinking fund payments), interest or any other amount with respect to any Subordinated Obligation, or purchase or redeem (or make, or become obligated to make, any offer to purchase or redeem) any Subordinated Obligation, EXCEPT payment of interest in accordance with the terms of any Subordinated Obligation; PROVIDED, however, that during any period in which an Event of Default is then continuing, no such payment of interest shall be made prior to the expiration of the maximum period of interest blockage provided for under the terms of that Subordinated Obligation."

          5. CORRECTION TO CONDITIONS PRECEDENT. The list of cross references to other Sections set forth in Section 9.3(a) of the Loan Agreement is hereby amended to read in full as follows:

          "(a) except as disclosed by the Company and approved in writing by the Majority Lenders, the representations and warranties contained in
     Article V (OTHER THAN Sections 5.5(a), 5,5(b) , 5.7 (first sentence), 5.8, 5.9, 5.11, 5.14, 5.15 and 5.19) shall be true and correct on and as of the date of the Advance or the issuance of the Letter of Credit as though made on that date;"

The forms of the Request for Loan and Request for Letter of Credit attached to the Loan Agreement shall be deemed similarly amended.

          1. AGENT'S RIGHTS. Section 10.2(d) of the Loan Agreement is hereby amended to read in full as follows:

               "(d) The Administrative Agent shall [[THE WORD "NOT" DELETED HERE]] have the right, in its sole discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders' rights hereunder; and any moneys, deposits, receivables, balances or other property which may come into any Lender's or the Administrative Agent's possession at any time or in any manner, may be retained by such Lender or the Administrative Agent and applied to any of the Obligations as provided under any of the Loan Documents or as provided under applicable law." [bracketed text added for the convenience of the reader only, and not deemed a part of the operative language]

          2. REMOVAL OF ADMINISTRATIVE AGENT FOR CAUSE. The first paragraph of Section 11.8 of the Loan Agreement is hereby amended to read in full as follows:

          "11.8 SUCCESSOR ADMINISTRATIVE AGENT. If the Administrative Agent determines that for it to continue as Administrative Agent would result in a conflict of interest, or would create an unacceptable risk of significant liability of the Administrative Agent or to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, it may resign as such at any time upon prior written notice to the Company and the Lenders, to be effective upon a successor's acceptance of appointment
     as Administrative Agent.   The Administrative Agent may also resign as such
     absent such a determination by it with the consent of the Company, which shall not be unreasonably withheld, to be likewise effective. THE ADMINISTRATIVE AGENT SHALL ALSO RESIGN UPON REQUEST BY LENDERS HOLDING PRO RATA SHARES EQUAL TO 66 2/3% OF THE COMMITMENTS FOR GOOD CAUSE."

          6. AMENDMENTS TO ADVANCE RATES. Section 12.2 of the Loan Agreement is hereby amended to add thereto a new clause (e) (augmenting the list of items requiring unanimous Lender approval set forth therein), to read in full as follows:

     "(e)   To increase the percentage advance rates set forth in the
     definitions of "Domestic Borrowing Base" and "UK Borrowing Base"."

          3.   ASSIGNMENTS OF NOTES TO FEDERAL RESERVE BANK AS COLLATERAL.
Section 12.8(a) of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section:

     "Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge."

          7. TECHNICAL CORRECTION TO ASSIGNMENT SECTION. Section 12.8(b) of the Loan Agreement is hereby amended to read in full as follows:

          "(b) Any Lender may assign all or any portion of its Pro Rata Share to a bank or other financial institution reasonably acceptable to the Administrative Agent [[the requirement of the consent of the Borrowers" being deleted here]]; PROVIDED that:

               (i) such assignment shall be evidenced by a Commitment Assignment and Acceptance;

               (ii) such assignment (except to an assignee which is then a Lender) shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 thereafter, and shall be in a proportionate share of both Commitments;

               (iii)     such assignee has a minimum net worth of $200,000,000;

               (iv) the Administrative Agent consents to such assignment and has received the payment of an assignment fee from such assignee (for its sole account) of $3500; and

               (v) unless an Event of Default has occurred and remains continuing, the Company consents to such assignment (such consent not to be unreasonably withheld)." [balance of Section 11.8(b) unchanged]

          8. JOINDER AND ASSUMPTION BY BEKINS VAN LINES; TERMINATION OF THE BEKINS COMPANY AS A BORROWER. By this Amendment, each of the existing Borrowers
(a) consents to the termination of The Bekins Company's status as a Borrower under the Loan Agreement, and (b) designates BVL as an additional Domestic Borrower under the Agreement in lieu of The Bekins Company. BVL hereby joins in the Loan Agreement as an additional Domestic Borrower, and joins in and assumes each of the representations, warranties and covenants applicable to the other Domestic Borrowers, and will be subject to the other terms, conditions, and duties applicable to the other Domestic Borrowers. Without limitation on the foregoing, BVL and each other Borrower agrees that:

          (a) BVL shall be obligated with respect to the Obligations under the Domestic Commitment as a joint and several co-borrower, and not merely as a surety;

          (b) the Domestic Borrowing Base for The Bekins Company and BVL shall be jointly reported as a single Borrowing Base (which shall limit the advances to both such Persons in accordance with the terms of the Loan Agreement).

          9. AGREEMENT RE EXPENSES AND CERTAIN NOTICES. For the avoidance of doubt, the Administrative Agent hereby agrees that (a) no Lender shall be responsible to the Administrative Agent under Section 11.7 for any of the Administrative Agent's negotiation, execution and delivery of the Loan Documents prior to the effective date of this Amendment, (b) the Administrative Agent shall promptly provide to each Lender a copy of each Borrowing Base Certificate and Compliance Certificate which it receives from time to time pursuant to the Loan Agreement, and

(c) the Administrative Agent shall provide prompt notice to each other Lender of the receipt of each Request for Loan and each Request for Letter of Credit.

          10.  REPRESENTATION.   Borrowers represent and warrant that no Default
or Event of Default has occurred and remains continuing.

          11. CONDITIONS PRECEDENT. The following shall be conditions precedent to the effectiveness of this Amendment:

               (a) Each of the guarantors of the obligations of Borrowers under this Agreement shall have consented hereto in writing.

               (b) The syndication of the Obligations to the Lenders described on Schedule 1.1 hereto shall be in a position to be concurrently consummated, and each of the Domestic Borrowers (including BVL) shall have executed new promissory notes in favor of the Lenders described therein.

          12.  CONFIRMATION.   This Amendment is one of the Loan Documents.
Borrowers confirm that, except to the extent expressly modified hereby, the terms of the Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.


INTERNATIONAL LOGISTICS LIMITED


By:
   ------------------------------
Terry G. Clarke, Treasurer

THE BEKINS COMPANY
MATRIX INTERNATIONAL LOGISTICS, INC.
ILLCAN, INC.
ILLSCOT, INC.
LEP PROFIT INTERNATIONAL, INC.
and
LEP  INTERNATIONAL LIMITED


By:
   ------------------------------
Terry G. Clarke, Assistant Treasurer of each
of the foregoing


BEKINS VAN LINES COMPANY

By:
   ------------------------------
Title:
      ------------------------------
LENDERS:

ING (U.S.) CAPITAL CORPORATION,
individually and as Administrative Agent

By:
   ------------------------------
Michael W. Adler, Senior Vice President

ING BANK, N.V. (London Branch),
as primary lender under the UK Commitment but not as a "Lender"

By:
   ------------------------------
Richard Kirby, Director - Banking

By:
   ------------------------------
N.J. Marchant
Manager, Lending Risk Management

The undersigned hereby confirm that their guarantees of the Obligations under the Loan Agreement described above remain in full force and effect, and relate to and guarantee (in addition to the other guaranteed obligations described therein) the obligations of Bekins Van Lines Company as a Domestic Borrower under the Loan Agreement.

LIW HOLDINGS CORP.
LEP INTERNATIONAL CO.
LEP FAIRS, INC.
BAY AREA MATRIX, INC.
L.A. MATRIX, INC.
SOUTHWEST MATRIX, INC.
and
MATRIX CT, INC.

By:
   ------------------------------
Terry G. Clarke
Assistant Treasurer of each of the foregoing